Exhibit 99.1

FOR IMMEDIATE RELEASE

Balchem Corporation Announces Dividend

New Hampton, New York. December 13, 2013.  Balchem Corporation (NASDAQ: BCPC) today announced that its Board of Directors has declared a dividend on its shares of common stock equal to $0.26 per share, payable on January 21, 2014 to holders of record on December 23, 2013. This dividend reflects an 18% increase over the prior year cash dividend.

Dino A. Rossi, Balchem’s Chairman, President and CEO, stated, “This annual dividend recognizes the company’s strong financial performance and its commitment to share near-term successes with our shareholders. It also reflects a view to anticipated capital requirements for other strategic growth objectives, as we remain positioned to maximize future returns for our shareholders.”

Segment Information
Balchem Corporation consists of three business segments: ARC Specialty Products; Food, Pharma & Nutrition; and Animal Nutrition & Health. Through ARC Specialty Products, Balchem provides specialty-packaged chemicals for use in healthcare and other industries. The Food, Pharma & Nutrition segment provides proprietary microencapsulation solutions to a variety of applications in the human food, pharmaceutical and nutrition marketplaces. The Animal Nutrition & Health segment manufactures and supplies products to numerous animal health markets and certain derivative products into industrial applications.

Forward-Looking Statements
This release contains forward-looking statements, which reflect Balchem’s expectation or belief concerning future events that involve risks and uncertainties. Balchem can give no assurance that the expectations reflected in forward looking statements will prove correct and various factors could cause results to differ materially from Balchem’s expectations, including risks and factors identified in Balchem’s annual report on Form 10-K for the year ended December 31, 2012. Forward-looking statements are qualified in their entirety by the above cautionary statement. Balchem assumes no duty to update its outlook or other forward-looking statements as of any future date.

Contact:                          Frank Fitzpatrick, Chief Financial Officer
Telephone:  845-326-5600